UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Vocodia Holdings Corp.
(Exact name of registrant as specified in its charter)

Wyoming	86-3519415
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

6401 Congresses Ave

Boca Raton, Fl 33487

561-484-5234

(Address of principal executive offices and zip code)

Copies To:

Ross D. Carmel, Esq.

Thiago Spercel, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, New York 10036

Telephone: (212) 9309700

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	Cboe BZX Exchange, Inc.
Series A Warrant, exercisable to purchase one share of Common Stock	Cboe BZX Exchange, Inc.
Series B Warrant, exercisable to purchase one share of Common Stock	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-269489

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

Common Stock and Warrants

The securities to be registered hereby are shares of common stock, par value $0.0001 per share (the “Common Stock”), and warrants to purchase shares of Common Stock, of Vocodia Holdings Corp., a Wyoming corporation (the “Registrant”). The descriptions of the Registrant’s common stock and warrants are contained in the section entitled “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-269489), as originally filed with the Securities and Exchange Commission (the “Commission”) on January 31, 2023, and thereafter amended from time to time (the “Registration Statement”), is hereby incorporated herein by reference. Any prospectus that constitutes part of the Registration Statement and that is subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall also be deemed to be herein incorporated by reference.

Item 2. Exhibits

Pursuant to the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on Cboe BZX Exchange, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOCODIA HOLDINGS COPR.

Dated: February 14, 2024	By:	/s/ Brian Podolak
Name: Brian Podolak
Title: Chief Executive Officer and Director

2